SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM 8-K/A

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of the
                         SECURITIES EXCHANGE ACT OF 1934

                               ------------------


                        Date of Report: December 28, 2000


                          European Micro Holdings, Inc.
               (Exact Name of Registrant as Specified in Charter)



         Nevada                          0-23949               65-0803752
(State or other jurisdiction           (Commission            (IRS Employer
            of incorporation)          File Number)         Identification No.)



6073 N.W. 167th Street, Unit C-25, Miami, Florida                     33015
(Address of principal executive offices)                            (Zip code)



Registrant's telephone number, including area code:  (305) 825-2458

Item 4.    Changes in Registrant's Certifying Accountant.

           (a)(1)    (i)       On December 28, 2000,  European  Micro  Holdings,
Inc. (the "Company") dismissed KPMG LLP as its independent certified public accountant.

                     (ii) KPMG's report on the Company's financial statements for each of the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

                     (iii) KPMG's dismissal was recommended and approved by the Company's Audit Committee and approved by the Company's Board of Directors.

                     (iv) During the Company's two most recent fiscal years, as well as any subsequent interim period through December 28, 2000, there were no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

                     (v) During the Company's two most recent fiscal years, as well as any subsequent interim period through December 28, 2000, KPMG did not advise the Company of any of the matters identified in paragraph
(a)(1)(v) of Item 304 of Regulation S-K.

           (a)(2) On January 5, 2001, the Company engaged BDO Seidman LLP as its principal accountant to audit the Company's financial statements. The Company did not consult BDO Seidman LLP on any matters described in paragraph
(a)(2)(i) or (ii) of Item 304 of Regulation S-K during the Company's two most recent fiscal years or any subsequent interim period prior to engaging BDO Seidman LLP.

           (a)(3) The Company requested KPMG LLP to furnish a letter addressed to the SEC, stating whether it agrees with the statements made by the Company and, if not, stating the respects in which it does not agree. Attached hereto as
Exhibit 16 is a copy of KPMG's letter addressed to the SEC.

Item 7.    Exhibits.

           Exhibit 16 -- Attached hereto as Exhibit 16 is a copy of KPMG's letter addressed to the SEC.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              EUROPEAN MICRO HOLDINGS, INC.



Date:  January 5, 2001                         By:  /s/ John B. Gallagher
                                                  -----------------------------
                                                  Name: John B. Gallagher, Jr.
                                                  Its:  Co-Chairman



































                                      -3-